Exhibit 4

EXECUTION COPY

WILMINGTON TRUST COMPANY, AS OWNER TRUSTEE OF THE

HSBC CREDIT CARD MASTER NOTE TRUST (USA) I

Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

Indenture Trustee and Securities Intermediary

SERIES 2007-1 INDENTURE SUPPLEMENT

Dated as of July 31, 2007

TABLE OF CONTENTS

Page

ARTICLE I	CREATION OF THE SERIES 2007-1 NOTES	1
Section 1.01	Designation	1
ARTICLE II	DEFINITIONS	3
Section 2.01	Definitions	3
ARTICLE III	SERVICING FEE AND INTERCHANGE	15
Section 3.01	Servicing Compensation; Interchange	15
ARTICLE IV	RIGHTS OF SERIES 2007-1 NOTEHOLDERS AND ALLOCATION
AND APPLICATION OF COLLECTIONS	16
Section 4.01	Collections and Allocations	16
Section 4.02	Determination of Monthly Interest	18
Section 4.03	Determination of Monthly Principal	19
Section 4.04	Application of Available Funds on Deposit in the Collection
Account	19
Section 4.05	Investor Charge-offs	22
Section 4.06	Subordinated Principal Collections	22
Section 4.07	Excess Finance Charge and Administrative Collections	22
Section 4.08	Shared Principal Collections	22
Section 4.09	[Reserved]	23
Section 4.10	Principal Funding Account	23
Section 4.11	Reserve Account	24
Section 4.12	Determination of LIBOR	26
Section 4.13	Investment Instructions	27
Section 4.14	Exchange of Notes for Transferor Amount	27
ARTICLE V	DELIVERY OF SERIES 2007-1 NOTES; DISTRIBUTIONS;
REPORTS TO SERIES 2007-1 NOTEHOLDERS	29
Section 5.01	Delivery and Payment for the Series 2007-1 Notes	29
Section 5.02	Distributions	29
Section 5.03	Reports and Statements to Series 2007-1 Noteholders	30
ARTICLE VI	SERIES 2007-1 AMORTIZATION EVENTS	31
Section 6.01	Series 2007-1 Amortization Events	31
ARTICLE VII	REDEMPTION OF SERIES 2007-1 NOTES; SERIES FINAL
MATURITY; FINAL DISTRIBUTIONS	33
Section 7.01	Optional Redemption of Series 2007-1 Notes	33
Section 7.02	Series Final Maturity	33

ARTICLE VIII	MISCELLANEOUS PROVISIONS	35
Section 8.01	Ratification of Indenture	35
Section 8.02	Counterparts	35
Section 8.03	GOVERNING LAW	35
Section 8.04	Transfer of the O/C Amount	35
Section 8.05	Transfer Restrictions	35
Section 8.06	Certain Commercial Law Representations and Warranties	35

EXHIBITS

EXHIBIT A-1	FORM OF CLASS A NOTE
EXHIBIT A-2	FORM OF CLASS B NOTE
EXHIBIT B	FORM OF MONTHLY STATEMENT
EXHIBIT C	FORM OF MONTHLY SERVICER’S CERTIFICATE

ii

SERIES 2007-1 INDENTURE SUPPLEMENT, dated as of July 31, 2007 (the “Indenture Supplement”), between WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee of the HSBC CREDIT CARD MASTER NOTE TRUST (USA) I, a common law trust existing under the laws of the State of Delaware (herein, the “Issuer” or the “Trust”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as the Indenture Trustee (herein, together with its successors in the trusts created under the Indenture referred to below, the “Indenture Trustee”) and the Securities Intermediary under the Second Amended and Restated Master Indenture, dated as of June 30, 2006 (the “Indenture”), between the Issuer and the Indenture Trustee (the Indenture, together with this Indenture Supplement, the “Agreement”).

The Transferor may direct the Owner Trustee, on behalf of the Issuer, to issue one or more Series of Notes in accordance with Section 2.12 of the Indenture. The Transferor has tendered the notice of issuance required by Section 2.12(b)(i) of the Indenture and has directed the Owner Trustee, on behalf of the Issuer, to enter into this Indenture Supplement with the Indenture Trustee as required by Section 10.03 to provide for the issuance, authentication and delivery of the Class A Notes, Series 2007-1 and the issuance of the Class B Notes, Series 2007-1 and to specify the Principal Terms thereof. The Principal Terms of this Series are set forth in this Indenture Supplement to the Indenture.

ARTICLE I

CREATION OF THE SERIES 2007-1 NOTES

Section 1.01	Designation.

(a)          There is hereby created a Series of Notes to be issued pursuant to the Indenture and this Indenture Supplement to be known as “HSBC Credit Card Master Note Trust (USA) I, Series 2007-1” or the “Series 2007-1 Notes.” The Series 2007-1 Notes shall be issued in two Classes, the first of which shall be certificated and known as the “Series 2007-1 Class A Floating Rate Asset Backed Notes” and the second of which may be certificated or uncertificated as provided herein and known as the “Series 2007-1 Class B Floating Rate Asset Backed Notes”. The Series 2007-1 Notes shall be due and payable on the Series 2007-1 Final Maturity Date.

(b)          Series 2007-1 shall be a Pool One Series and shall be in Principal Sharing Group One and Excess Finance Charge Sharing Group One, and shall not be in a Reallocation Group, Shared Enhancement Group or be allocated Shared Transferor Principal Collections. Series 2007-1 shall not be subordinated to any other Series. Notwithstanding any provision in the Indenture or in this Indenture Supplement to the contrary, the first Distribution Date with respect to Series 2007-1 shall be the August 2007 Distribution Date, and the first Due Period shall begin on and include July 1, 2007 and end on and include July 31, 2007.

(c)          In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Indenture Supplement shall be controlling. All capitalized terms not otherwise defined herein are defined in the Indenture, the Transfer and Servicing Agreement or the Trust Agreement. Each capitalized term defined herein shall relate only to the Series 2007-1 Notes but not any other Series of Notes issued by the Issuer.

[END OF ARTICLE I]

ARTICLE II

DEFINITIONS

Section 2.01	Definitions.

(a)          Whenever used in this Indenture Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and the masculine as well as the feminine and neuter genders of such terms.

“Accumulation Period Factor” shall mean, with respect to any Due Period, a fraction, (a) the numerator of which is equal to the sum of (i) the initial invested amounts of all outstanding Series in Principal Sharing Group One which are not Variable Funding Series, (ii) the invested amount of all outstanding Variable Funding Series in Principal Sharing Group One which are in their revolving periods and (iii) the invested amount as of the end of the revolving periods for all Outstanding Variable Funding Series in Principal Sharing Group One which are not in their revolving periods and (b) the denominator of which is equal to the sum of (i) the Initial Invested Amount, (ii) the initial invested amounts of all outstanding Principal Sharing Group One Series (other than Series 2007-1) that have controlled accumulation periods or controlled amortization periods (the length of which may be altered in accordance with the terms of the related Indenture Supplements) and are not expected to be in their respective revolving periods as of such Due Period and (iii) the invested amount as of the end of the revolving periods for all Outstanding Variable Funding Series in Principal Sharing Group One which are not expected to be in their revolving periods as of such Due Period; provided, however, that this definition may be changed at any time if an Officer’s Certificate is delivered indicating that such action will not result in an Adverse Effect.

“Accumulation Period Length” shall have the meaning assigned such term in Section 4.04(e).

“Additional Interest” shall mean, with respect to any Distribution Date, the Class A Additional Interest and the Class B Additional Interest for such Distribution Date.

“Adjusted Invested Amount” shall mean, with respect to any date of determination, an amount equal to the Invested Amount minus the Principal Funding Account Balance on such date.

“Adjusted Pool One Principal Balance” shall mean, as of any date of determination, an amount equal to the greater of (a) the sum of (i) the total amount of Principal Receivables in Pool One as of the close of business on the last day of the immediately preceding Due Period (or with respect to the first Due Period, the total amount of Principal Receivables in Pool One as of the Series 2007-1 Cut-off Date) and (ii) the principal amount on deposit in the Special Funding Account with respect to Pool One as of the close of business on such last day (or with respect to the first Due Period, the Series 2007-1 Cut-off Date) and (b) the sum of the numerators used to calculate the investor percentages for allocations with respect to Principal

Receivables, Finance Charge and Administrative Receivables or Defaulted Amounts, as applicable, for all Pool One Series outstanding as of the date as to which such determination is being made; provided, however, that with respect to any Due Period in which an Addition Date for an Aggregate Addition or a Removal Date occurs, such amount in clause (a)(i) above shall be the sum of the following amounts for each day in that Due Period divided by the number of days in that Due Period: (1) the aggregate amount of Principal Receivables in Pool One as of the close of business on the last day of the prior Due Period, for each day in the period from and including the first day of such Due Period to and including the last day of such Due Period; and (2) the aggregate amount of Principal Receivables added to or removed from Pool One on the related Additional Cut-Off Date or Removal Date, as the case may be, for each day in the period from and including the related Additional Cut-Off Date or Removal Date to and including the last day of that Due Period.

“Available Investor Finance Charge and Administrative Collections” shall mean, with respect to any Due Period, an amount equal to the sum of (a) the Investor Finance Charge and Administrative Collections, (b) Principal Funding Investment Proceeds, if any, with respect to the related Distribution Date, and (c) amounts, if any, to be withdrawn from the Reserve Account which will be deposited into the Collection Account on the related Distribution Date to be treated as Available Investor Finance Charge and Administrative Collections pursuant to Sections 4.11(b) and (d).

“Available Investor Principal Collections” shall mean, with respect to any Due Period, an amount equal to the sum of (a) (i) an amount equal to the Investor Principal Collections received during such Due Period minus (ii) the amount of Subordinated Principal Collections with respect to such Due Period, (b) any Shared Principal Collections with respect to other Principal Sharing Group One Series (including any amounts on deposit in the Special Funding Account with respect to Pool One that are allocated to Series 2007-1 pursuant to the Agreement for application as Shared Principal Collections), (c) any Refunding Proceeds and (d) any other amounts which pursuant to Section 4.04 hereof are to be treated as Available Investor Principal Collections with respect to the related Distribution Date.

“Available Reserve Account Amount” shall mean, with respect to any Distribution Date, the lesser of (a) the amount on deposit in the Reserve Account on such date (after taking into account any interest and earnings retained in the Reserve Account pursuant to Section 4.11(b) on such date, but before giving effect to any (i) deposit made or to be made pursuant to Section 4.04(a)(vii) to the Reserve Account on such date, or (ii) any withdrawal made or to be made pursuant to Section 4.11(d), (e) and (f) from the Reserve Account with respect to such date) and (b) the Required Reserve Account Amount.

“Base Rate” shall mean, with respect to any Due Period, the sum of (a) the product of the weighted average of the Class A Note Interest Rate and the Class B Note Interest Rate for the Interest Period commencing in such Due Period (weighted based on the Class A Note Principal Balance and the Class B Note Principal Balance as of the last day of the prior Due Period or for the first Due Period as of the Closing Date) multiplied by a fraction, the numerator of which is the Note Principal Balance and the denominator of which is the sum of the Note Principal Balance and the O/C Amount as of the last day of the prior Due Period or in the case of the first Due Period, the Closing Date and (b) a fraction, the numerator of which is the product of

(i) twelve and (ii) the Monthly Servicing Fee for such Due Period and the denominator of which is the sum of the Note Principal Balance and the O/C Amount as of the last day of the prior Due Period.

“Class A Additional Interest” shall have the meaning specified in Section 4.02(a).

“Class A Interest Shortfall” shall have the meaning specified in Section 4.02(a).

“Class A Monthly Interest” shall have the meaning specified in Section 4.02(a).

“Class A Note Initial Principal Balance” shall mean $677,550,000.

“Class A Note Interest Rate” shall mean a per annum rate of 0.05% in excess of LIBOR as determined (i) on July 27, 2007, for the period from and including the Closing Date through and excluding August 15, 2007 and (ii) on the related LIBOR Determination Date with respect to each Interest Period thereafter.

“Class A Note Principal Balance” shall mean, with respect to any date, an amount equal to (a) the Class A Note Initial Principal Balance minus (b) the aggregate amount of any principal payments made to the Class A Noteholders prior to such date.

“Class A Noteholder” shall mean the Person in whose name a Class A Note is registered in the Note Register.

“Class A Notes” shall mean any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A-1.

“Class B Additional Interest” shall have the meaning specified in Section 4.02(b).

“Class B Interest Shortfall” shall have the meaning specified in Section 4.02(b).

“Class B Monthly Interest” shall have the meaning specified in Section 4.02(b).

“Class B Note Initial Principal Balance” shall mean $72,450,000.

“Class B Note Interest Rate” shall mean a per annum rate of 0.30% in excess of LIBOR as determined (i) on July 27, 2007, for the period from and including the Closing Date through and excluding August 15, 2007 and (ii) on the related LIBOR Determination Date with respect to each Interest Period thereafter.

“Class B Note Principal Balance” shall mean, with respect to any date, the Class B Note Initial Principal Balance, minus the aggregate amount of any principal payments made to the Class B Noteholders prior to such date.

“Class B Noteholder” shall mean (i) the Person in whose name a Class B Note is registered in the Note Register or (ii) the Person in whose name ownership of an uncertificated Class B Note is recorded in the books and records of the Indenture Trustee (including the Note Register). The Transferor is the initial Class B Noteholder on the Closing Date.

“Class B Notes” shall mean if any Class B Noteholder elects (i) to evidence its interest in the Class B Notes in certificated form, the certificate executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A-2 or (ii) to evidence its interest in the Class B Notes in uncertificated form, such uncertificated interest in the Class B Notes.

“Closing Date” shall mean July 31, 2007.

“Controlled Accumulation Amount” shall mean, with respect to any Distribution Date in the Controlled Accumulation Period, $50,000,000.00 or such greater amount determined by the Servicer; provided, however, that if the Accumulation Period Length is determined to be less than 15 Due Periods pursuant to Section 4.04(e), the Controlled Accumulation Amount for each Distribution Date with respect to the Controlled Accumulation Period will be equal to (a) the product of (i) the sum of the Class A Note Initial Principal Balance and the Class B Note Initial Principal Balance and (ii) the Accumulation Period Factor for the Due Period related to each Distribution Date divided by (b) the Required Accumulation Factor Number or such greater amount determined by the Servicer.

“Controlled Accumulation Period” shall mean, unless an Amortization Event shall have occurred prior thereto, the period commencing at the close of business on March 31, 2009, or such later date as is determined in accordance with Section 4.04(e), and ending on the first to occur of (a) the commencement of the Early Amortization Period and (b) the payment in full of the Note Principal Balance and the O/C Amount.

“Controlled Deposit Amount” shall mean, with respect to any Distribution Date in the Controlled Accumulation Period, an amount equal to the sum of (a) the Controlled Accumulation Amount for such Distribution Date and (b) any Deficit Controlled Accumulation Amount for the prior Distribution Date; provided that after such time as the Note Principal Balance is zero, the Controlled Deposit Amount shall be deemed to be zero.

“Covered Amount” shall mean an amount, determined as of each Distribution Date with respect to any Interest Period during the Controlled Accumulation Period or the first Distribution Date related to the Early Amortization Period, equal to the sum of (a) the product of (i) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, times (ii) the Class A Note Interest Rate in effect with respect to such Interest Period, times (iii) the aggregate amount on deposit in the Principal Funding Account up to the Class A Note Principal Balance as of the Record Date preceding such Distribution Date and (b) the product of (i) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, times (ii) the Class B Note Interest Rate in effect with respect to such Interest Period, times (iii) the lesser of (A) the aggregate amount on deposit in the Principal Funding Account in excess of the Class A Note Principal Balance and (B) the Class B Note Principal Balance, in each case as of the Record Date preceding such Distribution Date.

“Deficit Controlled Accumulation Amount” shall mean (a) on the first Distribution Date during the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount deposited in the

Principal Funding Account on such Distribution Date and (b) on each subsequent Distribution Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date over the amount deposited into the Principal Funding Account on such subsequent Distribution Date.

“Designated LIBOR Page” shall mean the Reuters screen “LIBOR 01” page (or such other page as may replace such page on that service or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

“Distribution Date” shall mean August 15, 2007 and the fifteenth day of each calendar month thereafter, or if such fifteenth day is not a Business Day, the next succeeding Business Day.

“Early Amortization Period” shall mean the period commencing on the first day of the Due Period in which an Amortization Event with respect to Series 2007-1 is deemed to have occurred or, if the Servicer is required to make daily deposits into the Collection Account, on the day such Amortization Event is deemed to have occurred, and ending upon the earlier to occur of (a) the payment in full of the Note Principal Balance to the Series 2007-1 Noteholders and the O/C Amount to the O/C Holder and (b) the Series 2007-1 Final Maturity Date.

“Eligible Investments” shall mean, with respect to funds allocable to Series 2007-1 in the Collection Account, the Principal Funding Account and the Reserve Account, “Eligible Investments” as defined in the Indenture, unless otherwise specified by the Rating Agency, except that (a) all such investments shall have maturities at the time of the acquisition thereof occurring no later than the Distribution Date following such date of acquisition and (b) solely with respect to investments rated by S&P (i) for S&P’s short-term rating which has two ratings deemed in the highest rating category, all references in such definition to “rating satisfactory to the Rating Agency” or “highest rating category” shall mean ratings of not less than “A-1+”, (ii) for S&P’s money-market rating all references to “rating satisfactory to the Rating Agency” or “highest rating category” shall mean ratings of either “AAAm” or “AAAm-G”, and (iii) unless rated “A-1+” by S&P, investments in notes issued by HSBC Finance Corporation (x) shall not qualify as Eligible Investments for the Principal Funding Account or the Reserve Account and (y) shall not qualify as Eligible Investments in excess of 20% by principal amount of investments in the Collection Account.

“Excess Finance Charge Sharing Group One” shall mean Series 2007-1 and each other Series specified in the related indenture supplement to be included in Excess Finance Charge Sharing Group One.

“Excess O/C Amount” shall mean, with respect to any Distribution Date, the excess of the O/C Amount (before giving effect to distributions on such Distribution Date) over the Required O/C Amount as of such Distribution Date.

“Excess Spread” shall mean, with respect to any Due Period, the annualized percentage equivalent of a fraction, (a) the numerator of which is equal to (i) Available Investor

Finance Charge and Administrative Collections with respect to such Due Period, plus (ii) any Excess Finance Charge and Administrative Collections that are allocated to Series 2007-1 with respect to such Due Period, minus (iii) the amounts distributable pursuant to Section 4.04(a)(i) through (v) with respect to the related Distribution Date, and (b) the denominator of which is the sum of the Note Principal Balance and the O/C Amount as of the last day of the immediately preceding Due Period or with respect to the first Due Period, as of the Closing Date.

“Expected Principal Payment Date” shall mean the July 2010 Distribution Date.

“Finance Charge Shortfall” shall have the meaning specified in Section 4.07.

“Fixed Investor Percentage” shall mean, with respect to any Due Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, (a) the numerator of which is the Adjusted Invested Amount as of the close of business on the last day of the Revolving Period, and (b) the denominator of which is the Adjusted Pool One Principal Balance.

“Floating Investor Percentage” shall mean, with respect to any Due Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, (a) the numerator of which is the Adjusted Invested Amount as of the close of business on the last day of the preceding Due Period (or with respect to the first Due Period, the Initial Invested Amount) and (b) the denominator of which is the Adjusted Pool One Principal Balance.

“Initial O/C Amount” shall mean $102,272,727.

“Initial Invested Amount” shall mean $852,272,727.

“Initial Principal Amount” shall mean $750,000,000.

“Interest Period” shall mean, with respect to any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from the Closing Date) to but excluding such Distribution Date.

“Interim Note Principal Amount” shall mean, as of any Distribution Date (with respect to clauses (a), (b), (c) and (d), before giving effect to distributions on such Distribution Date), (a) the Class A Note Principal Balance, plus (b) the Class B Note Principal Balance, minus (c) the Principal Funding Account Balance, if any, as of such Distribution Date, minus (d) the Controlled Deposit Amount deposited on such Distribution Date.

“Invested Amount” shall mean, as of any date of determination, an amount equal to the Initial Principal Amount of the Series 2007-1 Notes and the Initial O/C Amount minus (a) the amount of principal previously paid to the Series 2007-1 Noteholders with respect to the Class A Notes and the Class B Notes (including the principal amount of any Notes purchased by the Transferor after the Closing Date) and any reduction in the O/C Amount pursuant to Section 4.04(b) or (c), and (b) the amount of unreimbursed Investor Charge-offs and unreimbursed Subordinated Principal Collections (such amount shall be a net amount after giving effect to Section 4.04(a)(v)).

“Investor Charge-off” shall have the meaning specified in Section 4.05.

“Investor Defaulted Amount” shall mean, with respect to any Distribution Date, an amount equal to the product of (a) the Defaulted Amount for the related Due Period and (b) the Investor Percentage for such Due Period.

“Investor Finance Charge and Administrative Collections” shall mean, with respect to any Distribution Date, an amount equal to the product of (a) Investor Percentage for the related Due Period and (b) Collections of Finance Charge and Administrative Receivables deposited in the Collection Account for the related Due Period.

“Investor Percentage” shall mean, for any Due Period, (a) with respect to (i) Collections of Finance Charge and Administrative Receivables at any time, (ii) Collections of Principal Receivables during the Revolving Period and (iii) Defaulted Amounts at any time, the Floating Investor Percentage and (b) with respect to Collections of Principal Receivables during any period other than the Revolving Period, the Fixed Investor Percentage.

“Investor Principal Collections” shall mean, with respect to any Due Period, an amount equal to the product of (a) the Investor Percentage and (b) Collections of Principal Receivables received during such Due Period.

“LIBOR” shall mean, for any Interest Period, the London interbank offered rate for one-month United States dollar deposits determined by the Indenture Trustee for each Interest Period in accordance with the provisions of Section 4.12.

“LIBOR Determination Date” shall mean, for any Interest Period, two London Business Days before such Interest Period commences; provided that the LIBOR Determination Date for the first Interest Period will be two London Business Days before the Closing Date.

“London Business Day” shall mean any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

“Monthly Interest” shall mean, with respect to any Distribution Date, the sum of the Class A Monthly Interest and the Class B Monthly Interest for such Distribution Date.

“Monthly Principal” shall mean the monthly principal distributable in respect of the Notes and the O/C Amount as calculated in accordance with Section 4.03.

“Monthly Servicing Fee” shall mean, for any Distribution Date, an amount equal to one-twelfth of the product of:

(a)	the Servicing Fee Rate;
(b)	the Floating Investor Percentage for the related Due Period; and

(c)          the total amount of Principal Receivables as of the close of business on the last day of the immediately preceding Due Period, excluding the principal portion of Participation Interests;

provided, however, that with respect to any Due Period in which an Addition Date for an Aggregate Addition or a Removal Date occurs, the amount in clause (c) above shall be the sum of the amounts for each day in that Due Period computed as follows and divided by the number of days in that Due Period:

(i)           the aggregate amount of Principal Receivables, excluding the principal portion of Participation Interests, as of the close of business on the last day of the prior Due Period, for each day in the period from and including the first day of such Due Period to and including the last day of such Due Period; and

(ii)          the aggregate amount of Principal Receivables, excluding the principal portion of Participation Interests, added to or removed on the related Additional Cut-Off Date or Removal Date, as of the close of business on the related Additional Cut-Off Date or Removal Date, as the case may be, for each day in the period from and including the related Additional Cut-Off Date or Removal Date to and including the last day of that Due Period;

provided further, that with respect to the first Distribution Date, the Monthly Servicing Fee will equal $47,348.48.

“Monthly Subordination Amount” shall mean, with respect to any Due Period, an amount equal to the sum of:

(a)          the lower of (i) the excess of the amounts distributable pursuant to Section 4.04(a)(i) over the Available Investor Finance Charge and Administrative Collections and Excess Finance Charge and Administrative Collections allocated with respect thereto pursuant to Section 4.04(a)(i), and (ii) (1) the product of (I) 20.50% and (II) the Initial Invested Amount minus (2) any principal payments to the O/C Holder minus (3) the amount of unreimbursed Investor Charge-offs (after giving effect to Investor Charge-offs for the related Due Period) and unreimbursed Subordinated Principal Collections (as of the previous Distribution Date); and

(b)          the lower of (i) the excess of the amounts distributable pursuant to Sections 4.04(a)(ii) and 4.04(a)(iii), over the Available Investor Finance Charge and Administrative Collections and Excess Finance Charge and Administrative Collections allocated with respect thereto pursuant to Sections 4.04(a)(ii) and (iii), and (ii)(1) the product of (I) 12.00% and (II) the Initial Invested Amount minus (2) any principal payments to the O/C Holder minus (3) the amount of unreimbursed Investor Charge-offs (after giving effect to Investor Charge-offs for the related Due Period) and unreimbursed Subordinated Principal Collections (as of the previous Distribution Date, including amounts allocated pursuant to clause (a) above with respect to the related Distribution Date).

“Note Principal Balance” shall mean, at any time of determination, the sum of the Class A Note Principal Balance and the Class B Note Principal Balance.

“O/C Amount” shall mean, with respect to any date, an amount equal to (a) the Invested Amount minus (b) the Note Principal Balance.

“O/C Holder” shall mean the holder of the interest in the O/C Amount, initially HSBC Receivables Funding Inc. I, a Delaware corporation.

“Plan” shall mean employee benefit plans and other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and most collective investment funds or insurance company general or separate accounts in which the plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Code.

“Pool One” shall mean the pool of Receivables related to the Accounts designated as "Pool One Accounts" by the Transferor to the Indenture Trustee. The Transferor hereby designates all Accounts as Pool One Accounts as of the date hereof.

“Pool One Series” shall mean Series 2007-1 and each other Series which is designated as a Pool One Series in the related Indenture Supplement.

“Principal Funding Account” shall have the meaning set forth in Section 4.10(a).

“Principal Funding Account Balance” shall mean, with respect to any date of determination, the principal amount, if any, on deposit in the Principal Funding Account on such date of determination.

“Principal Funding Investment Proceeds” shall mean, with respect to each Distribution Date, the investment earnings on funds in the Principal Funding Account (net of investment expenses and losses) for the period from and including the immediately preceding Distribution Date to but excluding such Distribution Date.

“Principal Sharing Group One” shall mean Series 2007-1 and each other Series specified in the related Indenture Supplement to be included in Principal Sharing Group One.

“Rating Agency” shall mean each of Fitch, Moody’s and Standard & Poor’s.

“Reassignment Amount” shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (a) the Note Principal Balance and the O/C Amount on such Distribution Date, plus (b) Monthly Interest for such Distribution Date and any Monthly Interest previously due but not distributed to the Series 2007-1 Noteholders, plus (c) the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed to the Series 2007-1 Noteholders on a prior Distribution Date.

“Reference Banks” shall mean four major banks in the London interbank market selected by the Servicer.

“Refunding Proceeds” shall mean, with respect to any Distribution Date, to the extent specified by the Transferor, (i) any proceeds of the issuance of a new Series of Notes, (ii) any increase in the Note Principal Balance of an existing Series, and/or (iii) any other funds of the Transferor.

“Required Accumulation Factor Number” shall be equal to a fraction, rounded upwards to the nearest whole number, the numerator of which is one and the denominator of which is equal to the lowest monthly principal payment rate (calculated based upon Collections of Principal Receivables for any Due Period, over the amount of Principal Receivables on the first day of such Due Period) on the Accounts for the 12 months preceding the date of such calculation; provided, however, that this definition may be changed at any time if the Rating Agency Condition is satisfied.

“Required O/C Amount” shall mean, as of the Closing Date, the Initial O/C Amount and, as of any Distribution Date thereafter, an amount equal to the product of (a) a fraction equal to the Initial O/C Amount divided by the Initial Principal Amount and (b) the Interim Note Principal Amount for such Distribution Date but not less than 3% of the Initial Invested Amount; provided that (a) if an Amortization Event has occurred, the Required O/C Amount for any Distribution Date shall equal the amount of such requirement immediately preceding such Amortization Event, (b) in no event shall the Required O/C Amount exceed the sum of the Class A Note Principal Balance and the Class B Note Principal Balance on any such date, (c) the Required O/C Amount may be reduced at any time to a lesser amount if (i) the Rating Agency Condition is satisfied and (ii) an Officer’s Certificate of the Transferor has been delivered to the effect that in the reasonable belief of the Transferor, such reduction will not result in an Adverse Effect, and (d) the Transferor, in its sole discretion, may increase the Required O/C Amount at any time.

“Required Reserve Account Amount” shall mean, with respect to any Distribution Date on or after the Reserve Account Funding Date, an amount equal to (a) 0.50% of the Note Principal Balance (before giving effect to distributions on such Distribution Date) or (b) any other amount designated by the Transferor; provided, however, that if such designation is of a lesser amount, the Transferor shall (i) provide the Servicer and the Indenture Trustee with evidence that the Rating Agency Condition shall have been satisfied and (ii) deliver to the Indenture Trustee an Officer’s Certificate, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, indicating that such designation will not result in an Adverse Effect.

“Required Transferor Amount” shall have the meaning specified in the Indenture.

“Required Transferor Percentage” shall mean, with respect to Pool One, (a) initially 7.0% or (b) any other percentage designated by the Transferor; provided, however, that if such designation is of a lesser amount, the Transferor shall (i) provide the Servicer and the Indenture Trustee with evidence that the Rating Agency Condition shall have been satisfied and (ii) deliver to the Indenture Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not have an Adverse Effect.

“Reserve Account” shall have the meaning specified in Section 4.11(a).

“Reserve Account Funding Date” shall mean (a) the third Distribution Date prior to the scheduled commencement of the Controlled Accumulation Period if the average Excess Spread for any three consecutive months is 4% or greater, (b) the fourth Distribution Date prior to the scheduled commencement of the Controlled Accumulation Period if the average Excess Spread for any three consecutive months is 3% or greater, but less than 4%, (c) the sixth Distribution Date prior to the scheduled commencement of the Controlled Accumulation Period if the average Excess Spread for any three consecutive months is 2% or greater, but less than 3% and (d) the twelfth Distribution Date prior to the scheduled commencement of the Controlled Accumulation Period if the average Excess Spread for any three consecutive months is less than 2%. For purposes of this definition, Excess Spread shall be determined for each month beginning 15 months prior to the scheduled commencement of the Controlled Accumulation Period.

“Reserve Account Surplus” shall mean, as of any Distribution Date following the Reserve Account Funding Date, the amount, if any, by which the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount.

“Reserve Draw Amount” shall mean, with respect to each Distribution Date relating to the Controlled Accumulation Period or the first Distribution Date relating to the Early Amortization Period, the amount, if any, by which the Principal Funding Investment Proceeds for such Distribution Date are less than the Covered Amount determined as of such Distribution Date.

“Revolving Period” shall mean the period beginning on the Closing Date and ending on the earlier of the close of business on the day immediately preceding the day the Controlled Accumulation Period or the Early Amortization Period commences.

“Series 2007-1” shall mean the Series of Notes for which the terms are specified in this Indenture Supplement.

“Series 2007-1 Accounts” shall mean the Reserve Account and the Principal Funding Account.

“Series 2007-1 Amortization Event” shall have the meaning specified in Section 6.01.

“Series 2007-1 Cut-off Date” shall mean the close of business on June 30, 2007.

“Series 2007-1 Final Maturity Date” shall mean the earliest to occur of (a) the April 2013 Distribution Date, (b) the Distribution Date on which the Notes are paid in full, (c) the termination of the Trust pursuant to Section 11.01 of the Indenture and (d) at the option of the Transferor, the day on which the right of all Series of Notes to receive payments from the Trust has terminated.

“Series 2007-1 Note” shall mean a Class A Note or a Class B Note.

“Series 2007-1 Noteholder” shall mean a Class A Noteholder or a Class B Noteholder.

“Series 2007-1 Principal Shortfall” shall have the meaning specified in Section 4.08.

“Series Adjusted Invested Amount” shall mean, with respect to any Due Period:

(a)          during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Due Period (or with respect to the first Due Period, as of the Closing Date); and

(b)          during the Controlled Accumulation Period or any Early Amortization Period, the amount specified in clause (a) above as of the close of business on the last day of the Revolving Period and thereafter, such amount less unreimbursed Investor Charge-offs from the immediately preceding Due Period.

“Series Portfolio Yield” shall mean, with respect to any Due Period, the annualized percentage equivalent of a fraction, (a) the numerator of which is equal to the sum of (i) Available Investor Finance Charge and Administrative Collections, plus (ii) any Excess Finance Charge and Administrative Collections that are allocated to Series 2007-1 with respect to such Due Period, such sum to be calculated after subtracting the Investor Defaulted Amount for such Due Period, and (b) the denominator of which is the sum of the Note Principal Balance and the O/C Amount as of the last day of the immediately preceding Due Period, or with respect to the first Due Period, as of the Closing Date.

“Servicing Fee Rate” shall mean 2% per annum or such lesser percentage as may be specified by the Servicer in an Officer’s Certificate filed with the Indenture Trustee; provided, however, that (a) such Officer’s Certificate shall state that, in the reasonable belief of the Servicer, such change in percentage will not result in an Adverse Effect and (b) the Servicer shall have provided written notice of such change to the Rating Agency at least ten days prior to the date such change is to take effect.

“Subordinated Principal Collections” shall mean, with respect to any Due Period, Investor Principal Collections applied in accordance with Section 4.06.

“Variable Funding Series” shall mean any Series, the invested amount of which may be increased or decreased subject to the satisfaction of certain conditions specified in the Indenture Supplement related to such Series.

Each capitalized term defined herein shall relate to the Series 2007-1 Notes and no other Series of Notes issued by the Trust, unless the context otherwise requires. All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Indenture or the Transfer and Servicing Agreement. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture or Transfer and Servicing Agreement, the terms and provisions of this Indenture Supplement shall govern.

The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Indenture Supplement shall refer to this Indenture Supplement as a whole and not to any particular provision of this Indenture Supplement; references to any Article, subsection, Section or Exhibit are references to Articles, subsections, Sections and Exhibits in or to this Indenture Supplement unless otherwise specified; and the term “including” means “including without limitation.”

[END OF ARTICLE II]

ARTICLE III

SERVICING FEE AND INTERCHANGE

Section 3.01	Servicing Compensation; Interchange.

(a)          Servicing Fee. The share of the Servicing Fee allocable to the Series 2007-1 Noteholders with respect to any Distribution Date shall equal the Monthly Servicing Fee for the related Due Period. The portion of the Servicing Fee that is not allocable to the Series 2007-1 Noteholders shall be paid by the holders of the Transferor Certificates or the noteholders of other Series (as provided in the related Indenture Supplements), and in no event shall the Trust, the Owner Trustee, the Indenture Trustee or the Series 2007-1 Noteholders be liable for the share of the Servicing Fee to be paid by the holders of the Transferor Certificates or the noteholders of any other Series.

(b)          Interchange. Not later than 1:00 p.m., New York City time, on each Transfer Date, the Servicer shall notify the Transferor, the Owner Trustee and the Indenture Trustee of the amount of Interchange to be included as Collections of Finance Charge and Administrative Receivables. On each Distribution Date, the Transferor shall cause to be deposited into the Collection Account, in immediately available funds, the amount of Interchange to be so included as Collections of Finance Charge and Administrative Receivables allocable to Series 2007-1 with respect to the preceding Due Period and such Interchange shall be treated as a portion of Collections of Finance Charge and Administrative Receivables allocable to Series 2007-1 for all purposes of this Indenture Supplement, the Indenture and the Transfer and Servicing Agreement. Notwithstanding the above, if the Transferor shall have delivered to the Indenture Trustee an Officer’s Certificate stating that the Transferor reasonably believes that such action will not have an Adverse Effect, the Transferor may, in lieu of causing the deposit of Interchange into the Collection Account as set forth above, designate Discount Option Receivables pursuant to Section 2.12 of the Transfer and Servicing Agreement in an amount approximately equal to the then current Interchange with respect to the Accounts.

[END OF ARTICLE III]

ARTICLE IV

RIGHTS OF SERIES 2007-1 NOTEHOLDERS

AND ALLOCATION AND APPLICATION OF COLLECTIONS

Section 4.01	Collections and Allocations.

(a)          Allocations. Collections of Finance Charge and Administrative Receivables and Principal Receivables and Defaulted Receivables allocated to Series 2007-1 pursuant to Article VIII of the Indenture shall be allocated and distributed as set forth in this Article.

(b)          Payments to the Transferor. The Servicer shall on Deposit Dates direct the Indenture Trustee to withdraw from the Collection Account and pay to the Transferor the following amounts:

(i)           an amount equal to the Transferor Percentage for the related Due Period of Collections of Finance Charge and Administrative Receivables to the extent that such amount is then on deposit in the Collection Account; and

(ii)          (A)       if the Transferor Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) exceeds zero, an amount equal to the Transferor Percentage for the related Due Period of Collections of Principal Receivables that are then on deposit in the Collection Account, and

(B)         if the Transferor Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) does not exceed zero, the amount set forth in clause (A) shall be deposited into the Special Funding Account.

The withdrawals to be made from the Collection Account pursuant to this Section 4.01(b) do not apply to deposits into the Collection Account that do not represent Collections, including payment of the purchase price for the Receivables or the Notes pursuant to Section 2.06 or 7.01 of the Transfer and Servicing Agreement or Section 11.04 of the Indenture.

(c)          Allocations to the Series 2007-1 Noteholders and to the O/C Holder. The Servicer shall, prior to the close of business on any Deposit Date, allocate to the Series 2007-1 Noteholders and to the O/C Holder the following amounts as set forth below:

(i)           Allocations of Investor Finance Charge and Administrative Collections. The Servicer shall allocate to the Series 2007-1 Noteholders and to the O/C Holder and retain in the Collection Account for application as provided herein an amount equal to the product of (A) the Investor Percentage and (B) the aggregate amount of Collections of Finance Charge and Administrative Receivables deposited in the Collection Account on such Deposit Date.

(ii)          Allocations of Principal Collections. The Servicer shall allocate to the Series 2007-1 Noteholders and the O/C Holder the following amounts as set forth below:

(A)         Allocations During the Revolving Period. During the Revolving Period an amount equal to the product of (I) the Investor Percentage and (II) the aggregate amount of Collections of Principal Receivables deposited in the Collection Account on such Deposit Date, shall be allocated to the Series 2007-1 Noteholders and the O/C Holder and retained in the Collection Account until applied as provided herein.

(B)         Allocations During the Controlled Accumulation Period. During the Controlled Accumulation Period an amount equal to the product of (I) the Investor Percentage and (II) the aggregate amount of Collections of Principal Receivables deposited in the Collection Account on such Deposit Date shall be allocated to the Series 2007-1 Noteholders and deposited in the Principal Funding Account, until applied as provided herein; provided, however, that if such Collections with respect to such Due Period exceed the Controlled Deposit Amount for the related Distribution Date then such excess shall be, first, allocated to the O/C Holder and retained in the Collection Account for application to reduce the O/C Amount to the Required O/C Amount, second, if any other Principal Sharing Series in Principal Sharing Group One is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections to other Series in Principal Sharing Group One on the related Distribution Date and, third, paid to the holders of the Transferor Certificates only if the Transferor Amount on such Deposit Date is greater than the Required Transferor Amount (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account for Pool One.

(C)         Allocations During the Early Amortization Period. During the Early Amortization Period, an amount equal to the product of (I) the Investor Percentage and (II) the aggregate amount of Collections of Principal Receivables deposited in the Collection Account on such Deposit Date, shall be allocated to the Series 2007-1 Noteholders and the O/C Holder and retained in the Collection Account until applied as provided herein; provided, however, that after the date on which an amount of such Collections equal to the Note Principal Balance has been deposited into the Collection Account and allocated to the Series 2007-1 Noteholders, the excess over such amount shall be, first, retained in the Collection Account for application to reduce the O/C Amount to the Required O/C Amount, second, if any other Principal Sharing Series in Principal Sharing Group One is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections on the related Distribution Date and, third, paid to the holders of the Transferor Certificates only if the Transferor Amount on such date is greater than the Required Transferor Amount (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account for Pool One.

Section 4.02	Determination of Monthly Interest.

(a)          The amount of monthly interest (“Class A Monthly Interest”) distributable from the Collection Account with respect to the Class A Notes on any Distribution Date shall be an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Class A Note Interest Rate in effect with respect to the related Interest Period and (ii) the Class A Note Principal Balance as of the close of business on the last day of the preceding Due Period, or with respect to the first Interest Period, as of the Closing Date.

(b)          On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess, if any (the “Class A Interest Shortfall”), of (x) the Class A Monthly Interest for such Distribution Date and any unpaid Class A Monthly Interest for a prior Distribution Date over (y) the aggregate amount of funds allocated and available to pay such Class A Monthly Interest on such Distribution Date. If the Class A Interest Shortfall with respect to any Distribution Date is greater than zero, on each subsequent Distribution Date until such Class A Interest Shortfall is fully paid, an additional amount (“Class A Additional Interest”) equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (ii) the Class A Note Interest Rate in effect with respect to the related Interest Period and (iii) such Class A Interest Shortfall (or the portion thereof which has not been paid to the Class A Noteholders) shall be payable as provided herein with respect to the Class A Notes. Notwithstanding anything to the contrary herein, Class A Additional Interest shall be payable or distributed to the Class A Noteholders only to the extent permitted by applicable law.

(c)          The amount of monthly interest (“Class B Monthly Interest”) distributable from the Collection Account with respect to the Class B Notes on any Distribution Date shall be an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Class B Note Interest Rate in effect with respect to the related Interest Period and (ii) the Class B Note Principal Balance as of the close of business on the last day of the preceding Due Period, or with respect to the first Interest Period, as of the Closing Date.

On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess, if any (the “Class B Interest Shortfall”), of (x) the Class B Monthly Interest for such Distribution Date and any unpaid Class B Monthly Interest for a prior Distribution Date over (y) the aggregate amount of funds allocated and available to pay such Class B Monthly Interest on such Distribution Date. If the Class B Interest Shortfall with respect to any Distribution Date is greater than zero, on each subsequent Distribution Date until such Class B Interest Shortfall is fully paid, an additional amount (“Class B Additional Interest”) equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (ii) the Class B Note Interest Rate in effect with respect to the related Interest Period and (iii) such Class B Interest Shortfall (or the portion thereof which has not been paid to the Class B Noteholders) shall be payable as provided herein with respect to the Class B Notes. Notwithstanding anything to the contrary herein, Class B Additional Interest shall be payable or distributed to the Class B Noteholders only to the extent permitted by applicable law.

Section 4.03	Determination of Monthly Principal.

The amount of monthly principal distributable from the Collection Account with respect to the Notes and the O/C Amount on each Distribution Date (the “Monthly Principal”), beginning with the Distribution Date in the month following the month in which the Controlled Accumulation Period or, if earlier, the Early Amortization Period, begins, shall be equal to the least of (a) the Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (b) for each Distribution Date with respect to the Controlled Accumulation Period, the sum of the Controlled Deposit Amount and the Excess O/C Amount for such Distribution Date and (c) the Adjusted Invested Amount (after taking into account any adjustments to be made on such Distribution Date pursuant to Sections 4.05 and 4.06).

Section 4.04	Application of Available Funds on Deposit in the Collection Account.

The Servicer shall apply, or shall cause the Indenture Trustee to apply by written instruction to the Indenture Trustee, on each Distribution Date, Excess Finance Charge and Administrative Collections allocable to Series 2007-1 in accordance with Section 4.07 and Available Investor Finance Charge and Administrative Collections and Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date to make the following distributions:

(a)          On each Distribution Date, an amount equal to the Available Investor Finance Charge and Administrative Collections and Excess Finance Charge and Administrative Collections allocable to Series 2007-1 in accordance with Section 4.07 with respect to such Distribution Date will be distributed or deposited in the following priority:

(i)           an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest (or portion thereof) previously due but not distributed to Class A Noteholders on a prior Distribution Date, plus the amount of any Class A Additional Interest for such Distribution Date, plus the amount of any Class A Additional Interest previously due but not distributed to Class A Noteholders on a prior Distribution Date, shall be distributed to the Paying Agent for payment to Class A Noteholders on such Distribution Date;

(ii)          an amount equal to Class B Monthly Interest (or portion thereof) for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not distributed to Class B Noteholders on a prior Distribution Date, plus the amount of any Class B Additional Interest for such Distribution Date, plus the amount of any Class B Additional Interest previously due but not distributed to Class B Noteholders on a prior Distribution Date, shall be distributed to the Paying Agent for payment to Class B Noteholders on the applicable Distribution Date;

(iii)         an amount equal to the Monthly Servicing Fee for such Distribution Date, plus the amount of any Monthly Servicing Fee previously due but not distributed to such Servicer on a prior Distribution Date, shall be distributed to such Servicer (unless such amount has been netted against deposits to the Collection Account in accordance with Section 8.04 of the Indenture);

(iv)         an amount equal to the Investor Defaulted Amount for such Distribution Date shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

(v)          an amount equal to the sum of the aggregate amount of Investor Charge-offs and the amount of Subordinated Principal Collections which have not been previously reimbursed shall be treated as a portion of Available Investor Principal Collections for such Distribution Date (such amount shall be treated as a reimbursement of prior Investor Charge-offs or Subordinated Principal Collections, as the case may be and the Invested Amount shall be deemed increased by such amount);

(vi)         upon the occurrence of an Event of Default with respect to Series 2007-1 and acceleration of the maturity of the Series 2007-1 Notes pursuant to Section 5.03 of the Indenture, the balance, if any, up to the outstanding Note Principal Balance shall be treated as a portion of Available Investor Principal Collections for such Distribution Date for distribution to the Series 2007-1 Noteholders;

(vii)       on each Distribution Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described in Section 4.11(f), an amount equal to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account; and

(viii)      the balance, if any, will constitute a portion of Excess Finance Charge and Administrative Collections for such Distribution Date and will be available for allocation to other Series in Excess Finance Charge Sharing Group One or to the Transferor, as set forth in Section 8.07(d) of the Indenture.

(b)          On each Distribution Date with respect to the Revolving Period, an amount equal to the Available Investor Principal Collections deposited in the Collection Account for the related Due Period shall be distributed in the following order of priority:

(i)           an amount equal to the excess, if any, of the O/C Amount over the Required O/C Amount shall be paid to the Transferor, for reduction of the O/C Amount, to the extent that the Transferor Amount exceeds zero; and

(ii)          the balance of such Available Investor Principal Collections shall be treated as Shared Principal Collections with respect to Principal Sharing Group One and applied in accordance with Section 8.05 of the Indenture.

(c)          On each Distribution Date with respect to the Controlled Accumulation Period or the Early Amortization Period, an amount equal to the Available Investor Principal

Collections deposited in the Collection Account for the related Due Period shall be distributed or deposited in the following order of priority:

(i)           during the Controlled Accumulation Period, on or prior to the Expected Principal Payment Date, an amount equal to the Monthly Principal for such Distribution Date shall be, first, deposited into the Principal Funding Account in an amount not to exceed the Controlled Deposit Amount and, second, an amount not to exceed the Excess O/C Amount shall be distributed to the O/C Holder for reduction of the O/C Amount;

(ii)          during the Early Amortization Period, an amount equal to the Monthly Principal for such Distribution Date shall be distributed to the Paying Agent for payment to the Class A Noteholders on such Distribution Date and on each subsequent Distribution Date until the Class A Note Principal Balance has been paid in full;

(iii)         after the Class A Note Principal Balance has been reduced to zero, during the Early Amortization Period, an amount equal to the Monthly Principal remaining, if any, shall be distributed to the Paying Agent for payment to the Class B Noteholders on such Distribution Date and on each subsequent Distribution Date until the Class B Note Principal Balance has been paid in full;

(iv)         after the Class B Note Principal Balance has been reduced to zero, during the Early Amortization Period, an amount equal to the Monthly Principal remaining, if any, shall be distributed to the O/C Holder, for reduction of the O/C Amount, on such Distribution Date and on each subsequent Distribution Date until the O/C Amount has been paid in full; and

(v)          the balance of such Available Investor Principal Collections shall be treated as Shared Principal Collections with respect to Principal Sharing Group One and applied in accordance with Section 8.05 of the Indenture.

(d)          On the earlier to occur of (i) the first Distribution Date with respect to the Early Amortization Period and (ii) the Expected Principal Payment Date, the Indenture Trustee, acting in accordance with instructions from the Servicer, shall withdraw all amounts deposited in the Principal Funding Account and distribute such amounts to the Paying Agent for payment, first, to the Class A Noteholders up to the Class A Note Principal Balance and second, to the Class B Noteholders up to the Class B Note Principal Balance.

(e)          The Controlled Accumulation Period is scheduled to commence at the close of business on March 31, 2009; provided, however, that, if the Accumulation Period Length (determined as described below) is less than 15 Due Periods, the date on which the Controlled Accumulation Period actually commences will be delayed to the first Business Day of the Due Period that is the number of whole Due Periods prior to the Expected Principal Payment Date at least equal to the Accumulation Period Length and, as a result, the number of Due Periods in the Controlled Accumulation Period will at least equal the Accumulation Period Length. On the Determination Date immediately preceding the March 2009 Distribution Date, and each Determination Date thereafter until the Controlled Accumulation Period begins, the

Servicer will determine the “Accumulation Period Length” which will equal the number of whole Due Periods such that the sum of the Accumulation Period Factors for each Due Period during such period will be equal to or greater than the Required Accumulation Factor Number; provided, however, that the Accumulation Period Length will not be determined to be less than one Due Period; provided further, however, that the determination of the Accumulation Period Length may be changed at any time if an Officer’s Certificate is delivered by the Transferor indicating that, in the reasonable belief of an Authorized Officer of the Transferor, such action will not result in an Adverse Effect.

Section 4.05      Investor Charge-offs. On each Determination Date, the Servicer shall calculate the Investor Defaulted Amount, if any, for the related Distribution Date. If, on any Distribution Date, the Investor Defaulted Amount for the related Due Period exceeds the amount available therefor pursuant to Section 4.04(a)(iv) with respect to such Due Period, the Invested Amount will be reduced by the amount of such excess, but not by more than the Investor Defaulted Amount for such Distribution Date (such reduction, an “Investor Charge-off”). Previously unreimbursed Investor Charge-offs shall be reimbursed pursuant to Section 4.04(a)(v), and the Invested Amount shall be adjusted accordingly.

Section 4.06      Subordinated Principal Collections. On each Distribution Date, the Servicer shall apply, or shall cause the Indenture Trustee to withdraw from the Collection Account and apply, Subordinated Principal Collections with respect to such Distribution Date, in an amount equal to the lesser of the (a) Investor Principal Collections received during the preceding Due Period and (b) the Monthly Subordination Amount for the preceding Due Period in accordance with the priority set forth in clauses (i) through (iii) of Section 4.04(a). On each Distribution Date, the Invested Amount shall be reduced by the amount of Subordinated Principal Collections for such Distribution Date. Previously unreimbursed Subordinated Principal Collections shall be reimbursed pursuant to Section 4.04(a)(v), and the Invested Amount shall be adjusted accordingly.

Section 4.07      Excess Finance Charge and Administrative Collections. Subject to Section 8.07(d) of the Indenture, Excess Finance Charge and Administrative Collections with respect to the Excess Finance Charge Sharing Series in Excess Finance Charge Sharing Group One for any Distribution Date will be allocated to Series 2007-1 in an amount equal to the product of (a) the aggregate amount of Excess Finance Charge and Administrative Collections with respect to all the Excess Finance Charge Sharing Series in Excess Finance Charge Sharing Group One for such Distribution Date and (b) a fraction, the numerator of which is the Finance Charge Shortfall for Series 2007-1 for such Distribution Date and the denominator of which is the aggregate amount of Finance Charge Shortfalls for all the Excess Finance Charge Sharing Series in Excess Finance Charge Sharing Group One for such Distribution Date. The “Finance Charge Shortfall” for Series 2007-1 for any Distribution Date will be equal to the excess, if any, of (a) the full amount required to be paid, without duplication, pursuant to Sections 4.04(a)(i) through (vii) on such Distribution Date over (b) the Available Investor Finance Charge and Administrative Collections with respect to such Distribution Date.

Section 4.08	Shared Principal Collections.

Subject to Section 8.05 of the Indenture, Shared Principal Collections with respect to the Series in Principal Sharing Group One for any Distribution Date will be allocated to Series 2007-1 in an amount equal to the product of (a) the aggregate amount of Shared Principal Collections with respect to all Principal Sharing Series in Principal Sharing Group One for such Distribution Date and (b) a fraction, the numerator of which is the Series 2007-1 Principal Shortfall for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all the Series which are Principal Sharing Series in Principal Sharing Group One for such Distribution Date. The “Series 2007-1 Principal Shortfall” will be equal to (a) for any Distribution Date with respect to the Revolving Period, zero, (b) for any Distribution Date with respect to the Controlled Accumulation Period, the excess, if any, of (i) the sum of the Controlled Deposit Amount and the Excess O/C Amount with respect to such Distribution Date over (ii) the amount of Available Investor Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections), and (c) for any Distribution Date with respect to the Early Amortization Period, the excess, if any, of (i) the Adjusted Invested Amount over (ii) the amount of Available Investor Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections).

Section 4.09	[Reserved].
Section 4.10	Principal Funding Account.

(a)          The Indenture Trustee shall establish and maintain with an Eligible Institution, which may be the Indenture Trustee, in the name of the Indenture Trustee, for the benefit of the Series 2007-1 Noteholders, a segregated trust account with the corporate trust department of such Eligible Institution (the “Principal Funding Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2007-1 Noteholders. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Principal Funding Account and in all proceeds thereof. The Principal Funding Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2007-1 Noteholders. If at any time the institution holding the Principal Funding Account ceases to be an Eligible Institution, the Transferor shall notify the Indenture Trustee, and the Indenture Trustee upon being notified (or the Servicer on its behalf) shall, within 10 Business Days, (or such longer period as to which the Rating Agency has consented) establish a new Principal Funding Account meeting the conditions specified above with an Eligible Institution, and shall transfer any cash or any investments to such new Principal Funding Account. The Indenture Trustee, at the direction of the Servicer, shall (i) make withdrawals from the Principal Funding Account from time to time, in the amounts and for the purposes set forth in this Indenture Supplement, and (ii) on each Distribution Date (from and after the commencement of the Controlled Accumulation Period) prior to the termination of the Principal Funding Account, make deposits into the Principal Funding Account in the amounts specified in, and otherwise in accordance with, Section 4.04(c)(i).

(b)          Funds on deposit in the Principal Funding Account shall be invested at the direction of the Servicer by the Indenture Trustee in Eligible Investments. Funds on deposit in the Principal Funding Account on any Distribution Date, after giving effect to any withdrawals from the Principal Funding Account on such Distribution Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Distribution Date. The Indenture Trustee shall:

(i)           hold each Eligible Investment that constitutes investment property through a Securities Intermediary, which Securities Intermediary shall agree with the Indenture Trustee that (A) such investment property at all times shall be credited to a securities account of the Indenture Trustee, (B) all property credited to such securities account shall be treated as a financial asset, (C) such Securities Intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (D) such Securities Intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity, (E) such Securities Intermediary shall not agree with any person or entity other than the Indenture Trustee to comply with entitlement orders originated by any person or entity other than the Indenture Trustee, (F) such securities account and all property credited thereto shall not be subject to any lien, security interest, right of set-off, or encumbrance in favor of such Securities Intermediary or anyone claiming through such Securities Intermediary (other than the Indenture Trustee), and (G) such agreement between such Securities Intermediary and the Indenture Trustee shall be governed by the laws of the State of New York; and

(ii)          maintain possession of each other Eligible Investment not described in clause (i) above;

provided, that no Eligible Investment shall be disposed of prior to its maturity date. Terms used in clause (i) above that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC.

On each Distribution Date with respect to the Controlled Accumulation Period and on the first Distribution Date with respect to the Early Amortization Period, the Indenture Trustee, acting at the Servicer’s direction given on or before such Distribution Date, shall transfer from the Principal Funding Account to the Collection Account the Principal Funding Investment Proceeds on deposit in the Principal Funding Account for application as Available Investor Finance Charge and Administrative Collections for such Distribution Date.

Principal Funding Investment Proceeds (including reinvested interest) shall not be considered part of the amounts on deposit in the Principal Funding Account for purposes of this Indenture Supplement.

Section 4.11	Reserve Account.

(a)          The Indenture Trustee shall establish and maintain with an Eligible Institution, which may be the Indenture Trustee in the name of the Indenture Trustee, for the benefit of the Series 2007-1 Noteholders, a segregated trust account with the corporate trust department of such Eligible Institution (the “Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2007-1

Noteholders. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof. The Reserve Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2007-1 Noteholders. If at any time the institution holding the Reserve Account ceases to be an Eligible Institution, the Transferor shall notify the Indenture Trustee, and the Indenture Trustee upon being notified (or the Servicer on its behalf) shall, within 10 Business Days (or such longer period as to which the Rating Agency has consented), establish a new Reserve Account meeting the conditions specified above with an Eligible Institution, and shall transfer any cash or any investments to such new Reserve Account. The Indenture Trustee, at the direction of the Servicer, shall (i) make withdrawals from the Reserve Account from time to time in an amount up to the Available Reserve Account Amount at such time, for the purposes set forth in this Indenture Supplement, and (ii) on each Distribution Date (from and after the Reserve Account Funding Date) prior to termination of the Reserve Account, make a deposit into the Reserve Account in the amount specified in, and otherwise in accordance with, Section 4.04(a)(vii).

(b)          Funds on deposit in the Reserve Account shall be invested at the direction of the Servicer by the Indenture Trustee in Eligible Investments. Funds on deposit in the Reserve Account on any Distribution Date, after giving effect to any withdrawals from the Reserve Account on such Distribution Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Distribution Date. The Indenture Trustee shall:

(i)           hold each Eligible Investment that constitutes investment property through a Securities Intermediary, which Securities Intermediary shall agree with the Indenture Trustee that (A) such investment property at all times shall be credited to a securities account of the Indenture Trustee, (B) all property credited to such securities account shall be treated as a financial asset, (C) such Securities Intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (D) such Securities Intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity, (E) such Securities Intermediary shall not agree with any person or entity other than the Indenture Trustee to comply with entitlement orders originated by any person or entity other than the Indenture Trustee, (F) such securities account and all property credited thereto shall not be subject to any lien, security interest, right of set-off, or encumbrance in favor of such Securities Intermediary or anyone claiming through such Securities Intermediary (other than the Indenture Trustee), and (G) such agreement between such Securities Intermediary and the Indenture Trustee shall be governed by the laws of the State of New York; and

(ii)          maintain possession of each other Eligible Investment not described in clause (i) above;

provided that no Eligible Investment shall be disposed of prior to its maturity date. Terms used in clause (i) above that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC.

On each Distribution Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Distribution Date on funds on deposit in the Reserve Account shall be retained in the Reserve Account to the extent that the Available Reserve Account Amount is less than the Required Reserve Account Amount, and the balance, if any, shall be deposited into the Collection Account and included in Available Investor Finance Charge and Administrative Collections for such Distribution Date. For purposes of determining the availability of funds or the balance in the Reserve Account for any reason under this Indenture Supplement, except as otherwise provided in the preceding sentence, investment earnings on such funds shall be deemed not to be available or on deposit.

(c)          On or before each Distribution Date with respect to the Controlled Accumulation Period and on or before the first Distribution Date with respect to the Early Amortization Period, the Servicer shall calculate the Reserve Draw Amount; provided, however, that such amount will be reduced to the extent that funds otherwise would be available for deposit in the Reserve Account under Section 4.04(a)(vii) with respect to such Distribution Date.

(d)          In the event that for any Distribution Date the Reserve Draw Amount is greater than zero, the Reserve Draw Amount, up to the Available Reserve Account Amount, shall be withdrawn from the Reserve Account on such Distribution Date by the Indenture Trustee (acting in accordance with the instructions of the Servicer) and deposited into the Collection Account for application as Available Investor Finance Charge and Administrative Collections for such Distribution Date.

(e)          In the event that the Reserve Account Surplus on any Distribution Date, after giving effect to all deposits to and withdrawals from the Reserve Account with respect to such Distribution Date, is greater than zero, the Indenture Trustee, acting in accordance with the instructions of the Servicer, shall withdraw from the Reserve Account and pay to the holder of the Transferor Certificate an amount equal to such Reserve Account Surplus.

(f)           Upon the earliest to occur of (i) if the Controlled Accumulation Period has not commenced, the first Distribution Date relating to the Early Amortization Period and (ii) if the Controlled Accumulation Period has commenced, the earlier of the first Distribution Date with respect to the Early Amortization Period and the Expected Principal Payment Date, the Indenture Trustee, acting in accordance with the instructions of the Servicer, after the prior payment of all amounts owing to the Series 2007-1 Noteholders that are payable from the Reserve Account as provided herein, shall withdraw from the Reserve Account and pay first, to the O/C Holder for reduction of the O/C Amount until reduced to zero and second, to the Transferor, all amounts, if any, on deposit in the Reserve Account and the Reserve Account shall be deemed to have terminated for purposes of this Indenture Supplement; provided, however, that following the occurrence of an Event of Default with respect to Series 2007-1 and acceleration of the maturity of the Series 2007-1 Notes pursuant to Section 5.03 of the Indenture, the Servicer shall withdraw from the Reserve Account all amounts on deposit therein and the Indenture Trustee or the Servicer shall deposit such amounts in the Collection Account for distribution to the Series 2007-1 Noteholders in accordance with Section 5.02 to fund any shortfalls in amounts owed to such Series 2007-1 Noteholders.

Section 4.12	Determination of LIBOR.

(a)          On each LIBOR Determination Date, the Indenture Trustee shall determine LIBOR on the basis of the rate for deposits in United States dollars for a one-month period which appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such date. If such rate does not appear on the Designated LIBOR Page, the rate for that LIBOR Determination Date shall be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The Indenture Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

(b)          The Class A Note Interest Rate and the Class B Note Interest Rate applicable to the then current and the immediately preceding Interest Periods may be obtained by telephoning the Indenture Trustee at its Corporate Trust Office or such other address and telephone number as shall be designated by the Indenture Trustee for such purpose by prior written notice by the Indenture Trustee to each Series 2007-1 Noteholder from time to time.

(c)          On each LIBOR Determination Date after the Closing Date, the Indenture Trustee shall send to the Servicer, by facsimile or other electronic transmission, notification of LIBOR for the following Interest Period. LIBOR for the first Interest Period shall be 5.32%.

Section 4.13      Investment Instructions. Any investment instructions required to be given to the Indenture Trustee pursuant to the terms hereof must be given to the Indenture Trustee no later than 12:00 p.m. (New York City time) on the date such investment is to be made. In the event the Indenture Trustee receives such investment instruction later than such time, the Indenture Trustee may, but shall have no obligation to, make such investment. In the event the Indenture Trustee is unable to make an investment required in an investment instruction received by the Indenture Trustee after 12:00 p.m. (New York City time) on such day, such investment shall be made by the Indenture Trustee on the next succeeding Business Day. In no event shall the Indenture Trustee be liable for any investment not made pursuant to investment instructions received after 12:00 p.m. (New York City time) on the day such investment is requested to be made.

Section 4.14      Exchange of Notes for Transferor Amount. If the Transferor purchases Series 2007-1 Notes from Series 2007-1 Noteholders, the Transferor may, on any Distribution Date (after giving effect to all required allocations and payments on such Distribution Date), cancel such purchased Series 2007-1 Notes by delivering a written request to the Indenture Trustee to do so; provided, however, that the Transferor may only cancel Class A Notes or Class B Notes it has purchased if the Rating Agency Condition has been satisfied. The Transferor may in connection with such cancellation reduce a portion of the O/C Amount and may (but shall not be required to) cancel such portion of the O/C Amount, provided that the reduction in the O/C

Amount resulting from such cancellation may not result in the O/C Amount being less than the Required O/C Amount. As a result of any cancellation of Series 2007-1 Notes pursuant to this Section, (a) the Invested Amount shall be reduced by (i) the aggregate principal amount of such purchased Series 2007-1 Notes and (ii) the reduction in the O/C Amount and (b) the Transferor Amount shall be increased in an amount equal to such reduction in the Invested Amount.

[END OF ARTICLE IV]

ARTICLE V

DELIVERY OF SERIES 2007-1 NOTES;

DISTRIBUTIONS; REPORTS TO SERIES 2007-1 NOTEHOLDERS

Section 5.01	Delivery and Payment for the Series 2007-1 Notes.

With respect to the Series 2007-1 Notes which are in certificated form, the Issuer shall execute and the Indenture Trustee shall authenticate the Series 2007-1 Notes in accordance with Section 2.03 of the Indenture. The Indenture Trustee shall deliver those Series 2007-1 Notes to or upon the order of the Trust when so authenticated.

Section 5.02	Distributions.

(a)          On each Distribution Date, the Paying Agent shall distribute to each Class A Noteholder of record on the related Record Date (other than as provided in Section 11.02 of the Indenture) such Class A Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay interest on the Class A Notes pursuant to this Indenture Supplement.

(b)          On each Distribution Date, the Paying Agent shall distribute to each Class A Noteholder of record on the related Record Date such Class A Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay principal of the Class A Notes pursuant to this Indenture Supplement.

(c)          On each Distribution Date, the Paying Agent shall distribute to each Class B Noteholder of record on the related Record Date (other than as provided in Section 11.02 of the Indenture) such Class B Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay interest on the Class B Notes pursuant to this Indenture Supplement.

(d)          On each Distribution Date, the Paying Agent shall distribute to each Class B Noteholder of record on the related Record Date such Class B Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay principal of the Class B Notes pursuant to this Indenture Supplement.

(e)          On each Distribution Date, the Paying Agent shall distribute to the O/C Holder, in immediately available funds, the amounts held by the Paying Agent that are allocated and available on such Distribution Date to reduce the O/C Amount pursuant to this Indenture Supplement.

(f)           The distributions to be made pursuant to this Section 5.02 are subject to the provisions of Sections 2.06, 6.01 and 7.01 of the Transfer and Servicing Agreement, Section 11.02 of the Indenture and Section 7.01 of this Indenture Supplement.

(g)          Except as provided in Section 11.02 of the Indenture with respect to a final distribution, distributions to Series 2007-1 Noteholders hereunder shall be made by (i) check mailed to each Series 2007-1 Noteholder (at such Noteholder’s address as it appears in the Note Register), except that (A) with respect to any Series 2007-1 Notes registered in the name of the nominee of a Clearing Agency, such distribution shall be made in immediately available funds and (B) with respect to any uncertificated Class B Notes, distributions to the Class B Noteholder shall be made in immediately available funds to such account of the Class B Noteholder as the Class B Noteholder shall from time to time specify in writing to the Indenture Trustee on at least two Business Days’ (or such shorter time as shall be agreed to by the Indenture Trustee and the Class B Noteholder) prior written notice and (ii) without presentation or surrender of any Series 2007-1 Note or the making of any notation thereon.

Section 5.03	Reports and Statements to Series 2007-1 Noteholders.

(a)          Not later than the second Business Day preceding each Distribution Date, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Paying Agent and each Rating Agency (i) a statement substantially in the form of Exhibit B prepared by the Servicer and (ii) a certificate of an Authorized Officer substantially in the form of Exhibit C; provided that the Servicer may amend the form of Exhibit B and Exhibit C, from time to time.

(b)          A copy of each statement provided pursuant to paragraph (a) may be obtained by any Series 2007-1 Noteholder by a request in writing to the Servicer.

(c)          On or before January 31 of each calendar year, beginning with calendar year 2008, the Paying Agent, on behalf of the Indenture Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2007-1 Noteholder, a statement prepared by the Servicer containing the information as is required to be provided by an issuer of indebtedness under the Code. Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.

[END OF ARTICLE V]

ARTICLE VI

SERIES 2007-1 AMORTIZATION EVENTS

Section 6.01      Series 2007-1 Amortization Events. If any one of the following events shall occur with respect to Series 2007-1:

(a)          failure on the part of the Transferor (i) to make any payment or deposit required by the terms of the Transfer and Servicing Agreement, the Indenture or this Indenture Supplement on or before the date occurring five Business Days after the date such payment or deposit is required to be made therein or herein or (ii) duly to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Transfer and Servicing Agreement, the Indenture or this Indenture Supplement, which failure has an Adverse Effect on the Series 2007-1 Noteholders and which continues unremedied and continues to materially and adversely affect the interests of the Series 2007-1 Noteholders for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Indenture Trustee, or to the Transferor and the Indenture Trustee by any Holder of the Series 2007-1 Notes;

(b)          any representation or warranty made by the Transferor in the Transfer and Servicing Agreement, or any information contained in a computer file or microfiche list required to be delivered by the Transferor pursuant to Section 2.01 or Section 2.09(h) of the Transfer and Servicing Agreement shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Indenture Trustee, or to the Transferor and the Indenture Trustee by any Holder of the Series 2007-1 Notes and as a result of which an Adverse Effect occurs with respect to the Series 2007-1 Noteholders and such Adverse Effect continues for the designated period; provided, however, that a Series 2007-1 Amortization Event pursuant to this Section 6.01(b) shall not be deemed to have occurred hereunder if the Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Transfer and Servicing Agreement;

(c)          a failure by the Transferor to convey Receivables in Additional Accounts or Participation Interests to the Trust within five Business Days after the day on which it is required to convey such Receivables or Participation Interests pursuant to Section 2.09(a) of the Transfer and Servicing Agreement;

(d)          any Servicer Default shall occur which has an Adverse Effect on the Series 2007-1 Noteholders;

(e)          the average Series Portfolio Yield for any three consecutive Due Periods is reduced to a rate which is less than the average of the Base Rates for such period;

(f)           the Class A Note Principal Balance or the Class B Note Principal Balance shall not be paid in full on the Expected Principal Payment Date; or

(g)          without limiting the foregoing, the occurrence of an Event of Default with respect to Series 2007-1 and an acceleration of the maturity of the Series 2007-1 Notes pursuant to Section 5.03 of the Indenture;

then, in the case of any event described in subparagraph (a), (b) or (d) after the applicable grace period, if any, set forth in such subparagraphs, either the Indenture Trustee or the Holders of Series 2007-1 Notes evidencing more than 50% of the aggregate Outstanding Amount of Series 2007-1 Notes by notice then given in writing to the Transferor and the Servicer (and to the Indenture Trustee if given by the Series 2007-1 Noteholders) may declare that an amortization event (a “Series 2007-1 Amortization Event”) has occurred as of the date of such notice, and, in the case of any event described in subparagraph (c), (e), (f) or (g), a Series 2007-1 Amortization Event shall occur without any notice or other action on the part of the Indenture Trustee or the Series 2007-1 Noteholders immediately upon the occurrence of such event.

[END OF ARTICLE VI]

ARTICLE VII

REDEMPTION OF SERIES 2007-1 NOTES; SERIES FINAL MATURITY; FINAL DISTRIBUTIONS

Section 7.01	Optional Redemption of Series 2007-1 Notes.

(a)          On any day occurring on or after the date on which the Note Principal Balance is reduced to 10% or less of the sum of the Class A Note Initial Principal Balance and the Class B Note Initial Principal Balance, the Transferor at the request of the Servicer shall redeem the Series 2007-1 Notes and the O/C Amount, at a purchase price equal to (i) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (ii) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day.

(b)          The Transferor shall give the Servicer and the Indenture Trustee at least 30 days’ prior written notice of the date on which the Transferor intends to exercise such optional redemption. Not later than 1:00 p.m., New York City time, on such day the Transferor shall deposit into the Collection Account in immediately available funds the Reassignment Amount. Such redemption option is subject to payment in full of the Reassignment Amount. Following such deposit, the Invested Amount for Series 2007-1 shall be reduced to zero and the Series 2007-1 Noteholders and the O/C Holder shall have no further interest in or claim against the Trust. The Reassignment Amount shall be distributed as set forth in Section 7.02(a).

Section 7.02	Series Final Maturity.

(a)          The amount to be paid by the Transferor with respect to Series 2007-1 in connection with (i) a reassignment of Receivables to the Transferor pursuant to Section 2.06 of the Transfer and Servicing Agreement or (ii) an Optional Redemption of the Notes pursuant to Section 7.01, shall be the Reassignment Amount for the first Distribution Date following the Due Period in which the reassignment obligation arises under the Transfer and Servicing Agreement. With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 7.01 herein or Section 2.06 of the Transfer and Servicing Agreement or the proceeds available to the Series 2007-1 Noteholders from any Foreclosure Remedy pursuant to Section 5.05 of the Indenture, the Indenture Trustee shall, in accordance with the written direction of the Servicer, not later than 1:00 p.m. New York City time, on the related Distribution Date, make deposits or distributions of the following amounts (in the priority set forth below and, in each case after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds:

(i)           (x) the Class A Note Principal Balance on such Distribution Date will be distributed to the Paying Agent for payment to the Class A Noteholders and (y) an amount equal to the sum of (A) Class A Monthly Interest for such Distribution Date, (B) any Class A Monthly Interest previously due but not distributed to the Class A Noteholders on a prior Distribution Date and (C) the amount of Class A Additional Interest, if any, for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Class A Noteholders on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Class A Noteholders;

(ii)          (x) the Class B Note Principal Balance on such Distribution Date will be distributed to the Paying Agent for payment to the Class B Noteholders and (y) an amount equal to the sum of (A) Class B Monthly Interest for such Distribution Date, (B) any Class B Monthly Interest previously due but not distributed to the Class B Noteholders on a prior Distribution Date and (C) the amount of Class B Additional Interest, if any, for such Distribution Date and any Class B Additional Interest previously due but not distributed to the Class B Noteholders on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Class B Noteholders; and

(iii)        the O/C Amount on such Distribution Date will be distributed to the Paying Agent for payment to the O/C Holder.

(b)          Notwithstanding anything to the contrary in this Indenture Supplement, the Indenture or the Transfer and Servicing Agreement, all amounts distributed to the Paying Agent pursuant to Section 7.02(a) for payment to the Series 2007-1 Noteholders shall be deemed distributed in full to the Series 2007-1 Noteholders on the date on which such funds are distributed to the Paying Agent pursuant to this Section and shall be deemed to be a final distribution pursuant to Section 11.02 of the Indenture.

[END OF ARTICLE VII]

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01      Ratification of Indenture. As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.

Section 8.02      Counterparts. This Indenture Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

Section 8.03      GOVERNING LAW. THIS INDENTURE SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.04      Transfer of the O/C Amount. Notwithstanding anything to the contrary in this Indenture Supplement, no interest in the O/C Amount may be directly or indirectly sold, assigned, pledged, hypothecated, exchanged, participated or otherwise transferred (other than in connection with the transfer upon initial issuance to the Indenture Trustee as security for the Series 2007-1 Notes) except to a Person who is a “United States person” for United States federal income tax purposes and only upon the prior delivery of a Tax Opinion to the Indenture Trustee, and any such transfer in violation of these requirements shall be null and void ab initio.

Section 8.05	Transfer Restrictions.

(a)          Each purchaser or transferee of a Class A Note that is a Plan or a person acting on behalf of or investing the assets of a Plan shall be deemed to represent that its purchase and continued holding of the Class A Note will be covered by a U.S. Department of Labor prohibited transaction class exemption or a statutory exemption under ERISA.

(b)          As of the Closing Date, the Class B Notes have not been registered under the Securities Act, or any state securities or “blue sky” laws. The Class B Notes may not be offered, sold, pledged or otherwise transferred unless (i) the Class B Notes have been registered under the Securities Act or (ii) such offer, sale, pledge or other transfer is exempt from registration under the Securities act and made in compliance with the Securities Act.

The Class B Notes may be purchased by or transferred to a Plan, provided that at the time of the transaction a determination is made that the Class B Notes will be treated as debt for ERISA purposes. Provided such a determination is made, each purchaser or transferee of a Class B Note that is a Plan or a person acting on behalf of or investing the assets of a Plan shall be deemed to represent that its purchase and continued holding of the Class B Note will be covered by a U.S. Department of Labor prohibited transaction class exemption or a statutory exemption under ERISA.

Section 8.06	Certain Commercial Law Representations and Warranties.

(a)          The Issuer hereby represents and warrants to the Indenture Trustee, as of the Closing Date, that:

(i)           this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Indenture Trustee on behalf of the Holders of the Notes including the Series 2007-1 Noteholders, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Issuer;

(ii)          the Receivables constitute “accounts” or “general intangibles” within the meaning of the applicable UCC;

(iii)         at the time of its grant of any security interest in the Receivables pursuant to this Agreement, the Issuer owned and had good and marketable title to the Receivables free and clear of any lien, claim or encumbrance of any Person;

(iv)         the Issuer has caused or will have caused, within ten (10) days of the initial execution of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Indenture Trustee on behalf of the Holders of the Notes including the Series 2007-1 Noteholders pursuant to this Agreement; and

(v)          other than the security interest granted to the Indenture Trustee pursuant to this Agreement, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Receivables. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of the Receivables other than any financing statement relating to the security interest granted to the Indenture Trustee pursuant to this Agreement or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

(b)          The Indenture Trustee may not waive a breach of any of the foregoing representations unless prior to such waiver (1) it has notified Standard & Poor's of its intention to waive such breach and Standard & Poor's has informed the Indenture Trustee, and the Indenture Trustee has informed the Series 2007-1 Noteholders, as to whether such waiver will result in a downgrade of the Series 2007-1 Notes and (2) the Indenture Trustee has subsequently received the unanimous consent of the Series 2007-1 Noteholders to such waiver.

(c)          The representations and warranties set forth in this Section 8.06 shall survive until the final payment on the Series 2007-1 Notes shall be distributed in full to the Series 2007-1 Noteholders.

[END OF ARTICLE VIII]

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

WILMINGTON TRUST COMPANY,

not in its individual capacity, but solely as

Owner Trustee on behalf of the

HSBC CREDIT CARD MASTER NOTE TRUST (USA) I

By: /s/ Christopher J. Monigle

Name: Christopher J. Monigle
Title: Vice President

WELLS FARGO BANK,

NATIONAL ASSOCIATION,

not in its individual capacity, but solely as

Indenture Trustee and Securities Intermediary

By: /s/ Melissa Philibert

Name: Melissa Philibert

Title: Vice President

hilegal/3Nlaw/LAW/TR/UPSecuritization/Series2007-1/Series 2007-1 Indenture Supplement(FINAL)

[2007-1 Indenture Supplement]

EXHIBIT A-1

REGISTERED	$________
No. R-	CUSIP NO. ________

Unless this Class A Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to HSBC Credit Card Master Note Trust (USA) I or its agent for registration of transfer, exchange or payment, and any note issued is registered in the name of CEDE & CO. or in such other name as is requested by an authorized representative of DTC (and any payment is made to CEDE & CO. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, CEDE & CO., has an interest herein.

HSBC CREDIT CARD MASTER NOTE TRUST (USA) I, SERIES 2007-1

FORM OF SERIES 2007-1 CLASS A FLOATING RATE ASSET BACKED NOTE

Wilmington Trust Company, acting not in its individual capacity, but solely as owner trustee of HSBC Credit Card Master Note Trust (USA) I (herein referred to as the “Issuer” or the “Trust”), a Delaware common law trust governed by a Second Amended and Restated Trust Agreement, dated as of June 30, 2006, for value received, hereby promises to pay to CEDE & CO., or registered assigns, subject to the following provisions, the principal sum of $[ ], on the Series 2007-1 Final Maturity Date, except as otherwise provided below or in the Indenture. The Issuer will pay interest on the unpaid principal amount of this Note at the Class A Note Interest Rate on each Distribution Date until the principal amount of this Note is paid in full. Interest on this Note will accrue for each Distribution Date from and including the most recent Distribution Date on which interest has been paid to but excluding such Distribution Date or, for the initial Distribution Date, from and including the Closing Date to but excluding such Distribution Date. Interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Principal of this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

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IN WITNESS WHEREOF, the Issuer has caused this Class A Note to be duly executed.

WILMINGTON TRUST COMPANY, not in

its individual capacity, but solely as

Owner Trustee on behalf of the

HSBC CREDIT CARD MASTER

NOTE TRUST (USA) I

By: _____________________________

Name:
Title:

Dated: ________, 20__

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INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class A Notes described in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Indenture Trustee

By: __________________________

Authorized Signatory

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HSBC CREDIT CARD MASTER NOTE TRUST (USA) I, SERIES 2007-1

SERIES 2007-1 CLASS A FLOATING RATE ASSET BACKED NOTE

Summary of Terms and Conditions

This Class A Note is one of a duly authorized issue of Notes of the Issuer, designated as HSBC Credit Card Master Note Trust (USA) I, Series 2007-1 (the “Notes”), issued under a Second Amended and Restated Master Indenture, dated as of June 30, 2006 (the “Master Indenture”), between the Issuer and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), as supplemented by the Indenture Supplement, dated as of [July ], 2007 (the “Indenture Supplement”), and representing the right to receive certain payments from the Issuer. The term “Indenture,” unless the context otherwise requires, refers to the Master Indenture as supplemented by the Indenture Supplement. The Notes are subject to all of the terms of the Indenture. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture. In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

The Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of the Trust allocated to the payment of this Note for payment hereunder and that the Indenture Trustee is not liable to the Noteholders for any amount payable under the Note or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.

This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

The Class A Note Initial Principal Balance is $[	].

The Class A Note Principal Balance will be determined from time to time by the Indenture Trustee in accordance with the Indenture.

Payments of principal of the Notes shall be payable in accordance with the provisions of the Indenture.

Subject to the terms and conditions of the Indenture, the Transferor may, from time to time, direct the Owner Trustee, on behalf of the Trust, to issue one or more new Series of Notes.

On each Distribution Date, the Paying Agent shall distribute to each Class A Noteholder of record on the related Record Date (except for the final distribution in respect of this Class A Note) such Class A Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay interest and principal on the Class A Notes pursuant to the Indenture Supplement. Except as provided in the Indenture with respect to a final distribution, distributions to Series 2007-1 Noteholders shall be made by (i) check mailed to each Series 2007-1 Noteholder (at such Noteholder’s address as it appears in the Note Register), except that with respect to any Series 2007-1 Notes registered in the name of the nominee of a Clearing Agency, such distribution shall be made in immediately available funds

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and (ii) without presentation or surrender of any Series 2007-1 Note or the making of any notation thereon. Final payment of this Class A Note will be made only upon presentation and surrender of this Class A Note at the office or agency specified in the notice of final distribution delivered by the Indenture Trustee to the Series 2007-1 Noteholders in accordance with the Indenture.

On any day occurring on or after the date on which the outstanding principal balance of the Series 2007-1 Notes is reduced to 10% or less of the initial outstanding principal balance of the Series 2007-1 Notes, the Transferor shall have the option to redeem the Series 2007-1 Notes, at a purchase price equal to (i) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (ii) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day.

THIS CLASS A NOTE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, THE TRANSFEROR, HSBC FINANCE CORPORATION, HSBC BANK NEVADA, NATIONAL ASSOCIATION, OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

Each Noteholder, by accepting a Note, hereby covenants and agrees that it will not at any time institute against the Issuer or the Transferor, or join in instituting against the Issuer or the Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

Except as otherwise provided in the Indenture Supplement, the Class A Notes are issuable only in minimum denominations of $1,000 and integral multiples of $1,000. The transfer of this Class A Note shall be registered in the Note Register upon surrender of this Class A Note for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Indenture Trustee or the Transfer Agent and Registrar, duly executed by the Class A Noteholder or such Class A Noteholder’s attorney, and duly authorized in writing with such signature guaranteed, and thereupon one or more new Class A Notes in any authorized denominations of like aggregate principal amount will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, Class A Notes are exchangeable for new Class A Notes in any authorized denominations and of like aggregate principal amount, upon surrender of such Notes to be exchanged at the office or agency of the Transfer Agent and Registrar. No service charge may be imposed for any such exchange but the Issuer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Issuer, the Transferor, the Indenture Trustee and any agent of the Issuer, Transferor or the Indenture Trustee shall treat the person in whose name this Class A Note is registered as the owner hereof for all purposes, and neither the Issuer, the Transferor, the Indenture Trustee nor any agent of the Issuer, Transferor or the Indenture Trustee shall be affected by notice to the contrary.

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THIS CLASS A NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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ASSIGNMENT

Social Security or other identifying number of assignee ________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________

(name and address of assignee)

the within note and all rights thereunder, and hereby irrevocably constitutes and appoints __________________, attorney, to transfer said note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	___________________________[1]
Signature Guaranteed:
____________________________

__________________

_________________________

1  NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within note in every particular, without alteration, enlargement or any change whatsoever.

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EXHIBIT A-2

REGISTERED	$________
No. R-	CUSIP NO. ________

Unless this Class B Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to HSBC Credit Card Master Note Trust (USA) I or its agent for registration of transfer, exchange or payment, and any note issued is registered in the name CEDE & CO. or in such other name as is requested by an authorized representative of DTC (and any payment is made to CEDE & CO. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, CEDE & CO., has an interest herein.

HSBC CREDIT CARD MASTER NOTE TRUST (USA) I, SERIES 2007-1

FORM OF SERIES 2007-1 CLASS B FLOATING RATE ASSET BACKED NOTE

Wilmington Trust Company, acting not in its individual capacity, but solely as owner trustee of HSBC Credit Card Master Note Trust (USA) I (herein referred to as the “Issuer” or the “Trust”), a Delaware common law trust governed by a Second Amended and Restated Trust Agreement, dated as of June 30, 2006, for value received, hereby promises to pay to CEDE & CO., or registered assigns, subject to the following provisions, the principal sum of $[ ], on the Series 2007-1 Final Maturity Date, except as otherwise provided below or in the Indenture. The Issuer will pay interest on the unpaid principal amount of this Note at the Class B Note Interest Rate on each Distribution Date until the principal amount of this Note is paid in full. Interest on this Note will accrue for each Distribution Date from and including the most recent Distribution Date on which interest has been paid to but excluding such Distribution Date or, for the initial Distribution Date, from and including the Closing Date to but excluding such Distribution Date. Interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Principal of this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

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IN WITNESS WHEREOF, the Issuer has caused this Class B Note to be duly executed.

WILMINGTON TRUST COMPANY,

not in its individual capacity, but

solely as Owner Trustee on behalf of the

HSBC CREDIT CARD MASTER

NOTE TRUST (USA) I

By: __________________________

Name:
Title:

Dated: _________, 20__

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INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class B Notes described in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Indenture Trustee

By: __________________________

Authorized Signatory

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HSBC CREDIT CARD MASTER NOTE TRUST (USA) I, SERIES 2007-1

SERIES 2007-1 CLASS B FLOATING RATE ASSET BACKED NOTE

Summary of Terms and Conditions

This Class B Note is one of a duly authorized issue of Notes of the Issuer, designated as HSBC Credit Card Master Note Trust (USA) I, Series 2007-1 (the “Notes”), issued under a Second Amended and Restated Master Indenture, dated as of June 30, 2006 (the “Master Indenture”), between the Issuer and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), as supplemented by the Indenture Supplement, dated as of [July ], 2007 (the “Indenture Supplement”), and representing the right to receive certain payments from the Issuer. The term “Indenture,” unless the context otherwise requires, refers to the Master Indenture as supplemented by the Indenture Supplement. The Notes are subject to all of the terms of the Indenture. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture. In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

The Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of the Trust allocated to the payment of this Note for payment hereunder and that the Indenture Trustee is not liable to the Noteholders for any amount payable under the Note or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.

This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

The Class B Note Initial Principal Balance is $[ ]. The Class B Note Principal Balance will be determined from time to time by the Indenture Trustee in accordance with the Indenture.

Payments of principal of the Notes shall be payable in accordance with the provisions of the Indenture.

Subject to the terms and conditions of the Indenture, the Transferor may, from time to time, direct the Owner Trustee, on behalf of the Trust, to issue one or more new Series of Notes.

On each Distribution Date, the Paying Agent shall distribute to each Class B Noteholder of record on the related Record Date (except for the final distribution in respect of this Class B Note) such Class B Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay interest and principal on the Class B Notes pursuant to the Indenture Supplement. Except as provided in the Indenture with respect to a final distribution, distributions to Series 2007-1 Noteholders shall be made by (i) check mailed to each Series 2007-1 Noteholder (at such Noteholder’s address as it appears in the Note Register), except that with respect to any Series 2007-1 Notes registered in the name of the nominee of a Clearing Agency, such distribution shall be made in immediately available funds and (ii) without presentation or surrender of any Series 2007-1 Note or the making of any

A-2-4

notation thereon. Final payment of this Class B Note will be made only upon presentation and surrender of this Class B Note at the office or agency specified in the notice of final distribution delivered by the Indenture Trustee to the Series 2007-1 Noteholders in accordance with the Indenture.

On any day occurring on or after the date on which the outstanding principal balance of the Series 2007-1 Notes is reduced to 10% or less of the initial outstanding principal balance of the Series 2007-1 Notes, the Transferor shall have the option to redeem the Series 2007-1 Notes, at a purchase price equal to (i) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (ii) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day.

THIS CLASS B NOTE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, THE TRANSFEROR, HSBC FINANCE CORPORATION, HSBC BANK NEVADA, NATIONAL ASSOCIATION, OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

Each Noteholder, by accepting a Note, hereby covenants and agrees that it will not at any time institute against the Issuer or the Transferor, or join in instituting against the Issuer or the Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

Except as otherwise provided in the Indenture Supplement, the Class B Notes are issuable only in minimum denominations of $1,000 and integral multiples of $1,000. The transfer of this Class B Note shall be registered in the Note Register upon surrender of this Class B Note for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Indenture Trustee or the Transfer Agent and Registrar, duly executed by the Class B Noteholder or such Class B Noteholder’s attorney, and duly authorized in writing with such signature guaranteed, and thereupon one or more new Class B Notes in any authorized denominations of like aggregate principal amount will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, Class B Notes are exchangeable for new Class B Notes in any authorized denominations and of like aggregate principal amount, upon surrender of such Notes to be exchanged at the office or agency of the Transfer Agent and Registrar. No service charge may be imposed for any such exchange but the Issuer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Issuer, the Transferor, the Indenture Trustee and any agent of the Issuer, Transferor or the Indenture Trustee shall treat the person in whose name this Class B Note is registered as the owner hereof for all purposes, and neither the Issuer, the Transferor, the Indenture Trustee nor any agent of the Issuer, Transferor or the Indenture Trustee shall be affected by notice to the contrary.

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THIS CLASS B NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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ASSIGNMENT

Social Security or other identifying number of assignee ________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________

(name and address of assignee)

the within note and all rights thereunder, and hereby irrevocably constitutes and appoints __________________, attorney, to transfer said note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	___________________________[2]
Signature Guaranteed:
____________________________

__________________

_________________________

2  NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within note in every particular, without alteration, enlargement or any change whatsoever.

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EXHIBIT B

MONTHLY SERVICING STATEMENT

(Delivered pursuant to Section 5.03(a)

of the Indenture Supplement)

HSBC FINANCE CORPORATION, as Servicer (“HSBC Finance”)

HSBC RECEIVABLES FUNDING INC. I (the “Transferor”)

HSBC CREDIT CARD MASTER NOTE TRUST (USA) I (the “Trust”)

Class A Notes and Class B Notes, Series 2007-1

This Certificate relates to the:	Distribution Date occurring on:	_________
Due Period beginning on:	_________
Due Period ending on:	_________
Interest Period beginning on:	_________
Interest Period ending on:	_________
Record Date:	_________

The Determination Date for the Due Period covered by this Monthly Servicing Statement shall be, the earlier of the third Business Day and the fifth calendar day (or if the fifth calendar day is not a Business Day, then the preceding Business Day) preceding the fifteenth day of the Due Period covered by this Monthly Servicing Statement.

1.	Pool One information with respect to the Due Period
(a)	The aggregate amount of such Collections of Principal Receivables
(b)	The aggregate amount of such Collections of Finance Charge and
Administrative Receivables
(i)	The amount of such aggregate with respect to finance charges was equal to
(ii)	The amount of such aggregate with respect to fees was equal to
(iii)	The amount of such aggregate with respect to Interchange was equal to
(iv)	The amount of such aggregate with respect to Recoveries was equal to
(v)	The amount of such aggregate with respect to Discount Option Receivables equal to................................................................................................

(c)	The Defaulted Amount

(d)	The Adjusted Pool One Principal Balance for such Due Period
(i)	the aggregate amount of Principal Receivables added to or removed from Pool One, if applicable
(ii)	Addition Date or Removal Date, if applicable
(e)	The amount of Principal Receivables at the beginning of the Due Period
(f)	The amount of Principal Receivables as of the last day of the Due Period
(g)	Finance Charge and Administrative Receivables
(i)	The amount of Finance Charge and Administrative Receivables, excluding Discount Option Receivables, as of the last day of the Due Period
(ii)	The amount of Discount Option Receivables as of the last day of the Due Period..
(iii)	The amount of Finance Charge and Administrative Receivables, including Discount Option Receivables, as of the last day of the Due Period...................

(h)	(i)	The gross cash yield, [((b)(i)+(b)(ii)+(b)(iii)+(b)(v)) * 12 / (e) ],
(ii)	The annualized net default rate, [(c)-(b)(iv)] *12 / (e)]
(iii)	The principal payment rate, [(a)/(e)]
(i)	Transferor Amount
(j)	Transferor interest percentage (Transferor Amount/aggregate
Series Adjusted Invested Amount)
(k)	As of last day of the Due Period, delinquent Receivables balance
30-59 days delinquent
60-89 days delinquent
90-119 days delinquent
120-149 days delinquent
150-179 days delinquent
180 days or more delinquent
2.	Series 2007-1 information for the Due Period
(a)	Series 2007-1 is in the following period
(b)	Investor Percentage is equal to
for Collections of Finance Charge and Administrative Receivables
for Defaulted Amounts
for Collections of Principal Receivables

(c)	Investor Finance Charge and Administrative Collections is equal to
(d)	Investor Defaulted Amount is equal to
(e)	Investor Principal Collections is equal to
(f)	The Monthly Servicing Fee, plus unpaid Monthly Servicing Fee is equal to
(g)	Finance Charge Shortfall..............................................................................
(h)	Excess Finance Charge and Administrative Collections allocated to Series 2007-1 from Excess Finance Charge Sharing Group One.......................................................
(i)	The Series Portfolio Yield is equal to
(j)	The Base Rate is equal to
(k)	Three month average of the Series Portfolio Yield less Base Rate
3.	Determination of Monthly Interest for the Interest Period related to such Distribution Date
(a)	LIBOR Determination Date
LIBOR rate
The number of days in the Interest Period is equal to
(b)	Class A Note Principal Balance - end of preceding Due Period
The Class A Note Interest Rate is equal to (LIBOR +0.05%)
Interest accrual method
Class A Monthly Interest is equal to
(c)	Class B Note Principal Balance - end of preceding Due Period
The Class B Note Interest Rate is equal to (LIBOR +0.30%)
Interest accrual method
Class B Monthly Interest is equal to
4.	Application of Available Investor Finance Charge and Administrative Collections (Section 4.04)
(a)	Available Investor Finance Charge and Administrative Collections

and Excess Finance Charge and Administrative Collections for the

Distribution Date is equal to
(i)	The amount of Class A Monthly Interest is equal to

The amount of any Class A Monthly Interest previously due

but not distributed is equal to
The amount of Class A Additional Interest is equal to

The amount of any Class A Additional Interest previously due but not distributed is equal to
(ii)	The amount of Class B Monthly Interest is equal to

The amount of any Class B Monthly Interest previously due

but not distributed is equal to
The amount of Class B Additional Interest is equal to

The amount of any Class B Additional Interest previously due but not distributed is equal to
(iii)	The Monthly Servicing Fee, plus unpaid Monthly Servicing Fee is equal to
(iv)	The Investor Defaulted Amount for such Distribution Date is equal to
(v)	The amount of Investor Charge-offs reimbursed on such
Distribution Date is equal to

The amount of Subordinated Principal Collections reimbursed on such Distribution Date is equal to

(vi)	The amount applied to accelerate Principal pursuant to Section 5.03 is equal to
(vii)	The amount equal to the excess of the Required Reserve Account
Amount over the Available Reserve Account Amount
(viii)	the balance, which will constitute a portion of Excess Finance Charge and Administrative Collections or distributed to the Transferor
5.	Available Investor Principal Collections with respect to the Due Period
Investor Principal Collections
less: Subordinated Principal Collections
plus: allocated Shared Principal Collections
plus: Refunding Proceeds
plus: reallocated Investor Finance Charge and Administrative Collections
Available Investor Principal Collections is equal to
6.	Balances and distributions
(a)	The Class A Note Principal Balance at the close of business on such Distribution Date (prior to giving effect to all payments on such Distribution Date) is equal to

The amount to be distributed to Class A Noteholders on such Distribution Date in payment of principal

The Class A Note Principal Balance at the close of business on such Distribution Date (after giving effect to all payments on such Distribution Date) is equal to

(b)	The Class B Note Principal Balance at the close of business on such Distribution Date (prior to giving effect to all payments on such Distribution Date) is equal to

The amount to be distributed to Class B Noteholders on such Distribution Date in payment of principal

The Class B Note Principal Balance at the close of business on such Distribution Date (after giving effect to all payments on such Distribution Date) is equal to

(c)	The O/C Amount at the close of business on such Distribution Date (prior to giving effect to all payments and adjustments on such Distribution Date) is equal to

The amount to be distributed to O/C Holder on such Distribution Date in payment of the Excess O/C Amount

The O/C Amount at the close of business on such Distribution Date (after giving effect to all payments and adjustments on such Distribution Date) is equal to

The Required O/C Amount at the close of business on such Distribution Date (after giving effect to all payments and adjustments on such Distribution Date) is equal to

(d)	Investor Charge-off for such Distribution Date is equal to
(e)	The Invested Amount at the close of business on such Distribution Date (after giving effect to all payments and adjustments on such Distribution Date) is equal to
(f)	The Adjusted Investment Amount at the close of business on such Distribution Date (after giving effect to all payments and adjustments on such Distribution Date) is equal to
(g)	The Principal Funding Account balance on such Distribution Date (prior to giving effect to all payments on such Distribution Date) is equal to
The amount deposited to the Principal Funding Account on such Distribution Date

The Principal Funding Account balance on such Distribution Date (after giving effect to all payments on such Distribution Date) is equal to

(h)	The Reserve Account balance on such Distribution Date (prior to giving effect to all payments on such Distribution Date) is equal to
Earnings retained in the Reserve Account on such Distribution Date, prior to distributions
The amount withdrawn from the Reserve Account on such Distribution Date
The amount deposited to the Reserve Account on such Distribution Date

The Reserve Account balance on such Distribution Date (after giving effect to all payments on such Distribution Date) is equal to

(i)	The amount of distribution to Class A Noteholders per $1000 Class A
Note Initial Principal Balance
in respect of interest
in respect of principal
(j)	The amount of distribution to Class B Noteholders per $1000 Class B
Note Initial Principal Balance
in respect of interest
in respect of principal
7.	Other
(a)

Total amount to be on deposit in the Collection Account (after giving effect to allocations required to be made pursuant to the terms of all other Series now outstanding and to the payment of the Servicer’s fee and funding of investor defaulted amounts) prior to making distributions on such Distribution Date is equal to

(b)

The total amount which will constitute a portion of Excess Finance charge and Administrative Collections or be distributed from the Collection Account to the Transferor on such Distribution Date (after taking into consideration the amounts which have been netted with respect to all Series against deposits to the Collection Account) is equal to

(c)	As of the Determination Date, the Servicer has determined:
(i)	The Controlled Accumulation Period Length in Due Periods
(ii)	The commencement date of the Controlled Accumulation Period at the close of business
(iii)	The Controlled Accumulation Amount

EXHIBIT C

HSBC FINANCE CORPORATION, as Servicer

HSBC RECEIVABLES FUNDING INC. I

HSBC CREDIT CARD MASTER NOTE TRUST (USA) I

Class A Notes and Class B Notes, Series 2007-1

The undersigned, a duly authorized representative of HSBC Finance Corporation (“HSBC Finance”), as Servicer (the “Servicer”), pursuant to the Second Amended and Restated Transfer and Servicing Agreement, dated as of June 30, 2006 as may be amended (the “Transfer and Servicing Agreement”), by and among HSBC Receivables Funding Inc. I as Transferor, the Servicer, and Wilmington Trust Company, as Owner Trustee, does hereby certify with respect to the information set forth below as follows:

Capitalized terms used in this Certificate shall have the respective meanings set forth in the Transfer and Servicing Agreement.

HSBC FINANCE is, as of the date hereof, the Servicer under the Transfer and Servicing Agreement

The undersigned is a Servicing Officer.

This Certificate relates to the Distribution Date occurring on ___________________.

As of the date hereof, to the best knowledge of the undersigned, no Amortization Event has been deemed to have occurred on or prior to such Distribution Date.

The amounts specified to be deposited into and withdrawn from the Collection Account, as well as the amounts specified to be paid to the Transferor, the Servicer and the Noteholders are all in accordance with the requirements of the Transferee and Servicing Agreement, Master Indenture, and Indenture Supplement.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this ___ day of ________, 20__.

HSBC FINANCE CORPORATION

as Servicer,

____________________________

C-1

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